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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 8, 2004

                              CASE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                  0-27757               33-0529299
     (State or Other             (Commission           (IRS Employer
       Jurisdiction              File Number)        Identification No.)
    of Incorporation)


     15060 VENTURA BOULEVARD, SUITE 240
          SHERMAN OAKS, CALIFORNIA                       91403
  (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (818) 728-9440

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

      At a Board of Directors meeting held October 7, 2004, Ed Baldwin resigned as a Director in addition to his positions of Chief Executive Officer and Chief Financial Officer. At the same meeting, the Board appointed Waddy Stephenson as a Director to fill a vacant seat on the Board. In addition, also at the same meeting, Michael A. Schaffer, William J. Rapaglia and Lawrence C. Schaffer were appointed as Directors to fill the seats to be vacated by Clifford R. Evans, John Irvine and William Polley, who submitted resignations from the Board of Directors effective as of the adjournment of the meeting and Michael Schaffer was elected as the new Chairman of the Board of Directors. Also resigning as a Director at the same meeting was Harvey Bibicoff.

      At a Board of Directors meeting held October 12, 2004, Chairman Michael Schaffer was appointed Chief Executive Officer of the Company. Further, Director Lawrence Schaffer was appointed Chief Financial Officer and President, replacing Gary Primes as President; Director William Rapaglia was appointed Chief Operating Officer; and Director Waddy Stephenson replaced Gary Primes as Corporate Secretary. Gary Primes remains with the Company, continuing as Chief Information Officer.

      The new Board intends to conduct a full investigation of the finances of the Company over the past several years, take whatever actions it deems appropriate, and move ultimately in a new business direction.

      Michael A. Schaffer, 62, had served as Chairman of the Board and Chief Executive Officer of the Company from April 1994 to March 2002. Since 1975, Mr. Schaffer has been a private investor. In addition, in 1964 Mr. Schaffer received a Bachelor of Arts degree from Hunter College and in 1967 a Juris Doctorate from Brooklyn Law School. Mr. Schaffer was admitted to the practice of law in the State of New York in 1967 and practiced law through 1974. Mr. Schaffer is also a shareholder of the Company.

      Lawrence C. Schaffer, 36, had served as President and a Director of the Company from June 1994 to May 2002. In addition, Mr. Schaffer has ten years of experience in administration and marketing for several small-cap public companies. Mr. Schaffer received a Bachelor of Arts degree from the University of Arizona in 1991. Mr. Schaffer is also a shareholder of the Company.

      Waddy Stephenson, 44, had served as Director and Vice President of the Company from March 1999 to May 2002. Mr. Stephenson received a Bachelors Degree in Computer Science and Mathematics from the University of North Florida in 1985. After that time Mr. Stephenson worked on software development projects both for commercial and government agencies. Since 2000 Mr. Stephenson has primarily worked on wireless communication projects. Mr. Stephenson is also a shareholder of the Company.


      William Rapaglia, 57, has over twenty five years experience in real-estate acquisitions, construction and development. Additionally since 1995, Mr. Rapaglia has been intricately involved with the management, direction, growth and development of both private and public companies. Mr. Rapaglia is also a shareholder of the Company.


ITEM 7.01.  REGULATION FD DISCLOSURE

      On October 8, 2004, we disseminated a press release announcing the changes described above to our Board of Directors. This press release is furnished as
Exhibit 99.1 attached to this Report. On October 12, 2004, we disseminated a press release announcing the appointment of new corporate officers. This press release is furnished as Exhibit 99.2 attached to this Report.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CASE FINANCIAL, INC.


Date:  October 14, 2004
                                         By:/s/ Michael Schaffer
                                            ---------------------
                                            Michael Schaffer
                                            Chief Executive Officer

                                 EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
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       99.1   Press release issued by Case Financial, Inc., dated
              October 8, 2004.

       99.2   Press release issued by Case Financial, Inc., dated
              October 12, 2004.